Exhibit 99.1
REPORT OF INDEPENDENT AUDITORS
To the Board of Directors and Shareholders of W. P. Carey & Co. LLC:
We have audited the accompanying combined statements of revenues and certain expenses of the properties acquired by W. P. Carey & Co. LLC from Corporate Property Associates 12 Incorporated (the “Properties”), for each of the three years ended December 31, 2005, 2004, and 2003 (the “Statements”). These Statements are the responsibility of the management of W. P. Carey & Co. LLC. Our responsibility is to express an opinion on these Statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audits provide a reasonable basis for our opinion.
The accompanying Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 8-K of W. P. Carey & Co. LLC) as described in Note 1 to the Statements and are not intended to be a complete presentation of the revenues and expense of the Properties.
In our opinion, the Statements referred to above present fairly, in all material respects, the revenues and certain expenses of the Properties for each of the years ended December 31, 2005, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.
/s/ PricewaterhouseCoopers LLP
New York, New York
February 16, 2007

W. P. CAREY & CO. LLC
COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(in thousands)
Properties that will be consolidated by the Company:

	(Unaudited)
	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
REVENUES:
Rental income	$4,760	$4,686	$6,292	$5,601	$5,396
Interest income from direct financing leases	—	—	—	767	920
Other	—	15	28	161	—

	4,760	4,701	6,320	6,529	6,316

CERTAIN EXPENSES:
Property	(71)	(147)	(210)	(117)	(75)

	(71)	(147)	(210)	(117)	(75)

REVENUES IN EXCESS OF CERTAIN EXPENSES:	$4,689	$4,554	$6,110	$6,412	$6,241

Properties that will be accounted for under the equity method of accounting by the Company:

	(Unaudited)
	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
REVENUES:
Rental income	$16,787	$16,731	$22,026	$20,999	$16,780
Interest income from direct financing leases	—	—	—	—	—
Other	1,446	1,527	1,590	1,516	1,224

	18,233	18,258	23,616	22,515	18,004

CERTAIN EXPENSES:
Property	(1,862)	(1,998)	(2,157)	(2,174)	(1,899)

	(1,862)	(1,998)	(2,157)	(2,174)	(1,899)

REVENUES IN EXCESS OF CERTAIN EXPENSES:	$16,371	$16,260	$21,459	$20,341	$16,105

The accompanying notes are an integral part of these financial statements.

W. P. CAREY & CO. LLC
NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(in thousands)
NOTE 1. Acquisition of Properties, Basis of Presentation and Significant Accounting Policies
Acquisition of Properties
On December 1, 2006, W. P. Carey & Co. LLC (the “Company”) acquired interests in 37 properties from Corporate Property Associates 12 Incorporated (“CPA®:12”), an affiliate, in connection with CPA®:12’s merger with Corporate Property Associates 14 Incorporated, an affiliate. Except for two properties which are vacant, the properties acquired are generally commercial and industrial properties net leased on a single tenant basis.
Basis of Presentation
The accompanying combined statements of revenues and certain expenses (the “statements”) have been prepared using the accrual method of accounting and are prepared specifically for inclusion within this Form 8-K/A for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations of the properties for the periods presented. Certain items may not be comparable to the future operations of the properties. Excluded items consist of interest expense, depreciation and amortization, and other costs not directly related to the future operations of the properties. In the future there may be interest expense, depreciation and/or amortization expenses associated with these properties.
When the Company obtains an economic interest in an entity, the Company evaluates the entity to determine if the entity is deemed a variable interest entity (“VIE”), and if the Company is deemed to be the primary beneficiary, in accordance with FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities” (“FIN 46(R)”). The Company consolidates (i) entities that are VIEs and of which the Company is deemed to be the primary beneficiary and (ii) entities that are non-VIEs which the Company controls. Such entities are referred to as the “Consolidated Properties” in this Form 8-K/A and Exhibits. Entities that the Company accounts for under the equity method (i.e. at cost, increased or decreased by the Company’s share of earnings or losses, less distributions) include (i) entities that are VIEs and of which the Company is not deemed to be the primary beneficiary and (ii) entities that are non-VIEs which the Company does not control, but over which the Company has the ability to exercise significant influence. Such entities are referred to as the “Equity Investments in Real Estate” in this Form 8-K/A and Exhibits. The Company will reconsider its determination of whether an entity is a VIE and who the primary beneficiary is if certain events occur that are likely to cause a change in the original determinations.
The statements for the years ended December 31, 2005, 2004 and 2003 are audited and for the nine months ended September 30, 2006 and 2005 are unaudited and both are derived from the historical books and records of CPA®:12 for consolidated properties and from the historical books and records of each venture where the interest acquired in the property is accounted for as an equity investment in real estate. The statements represent 100% of the results of the properties, regardless of the Company’s ultimate ownership interest and basis of accounting. In the opinion of management, the statements reflect all necessary adjustments for a fair presentation of the revenues and certain expenses of the respective interim periods. All such adjustments are of a normal recurring nature. The results of operations for the interim periods are not necessarily indicative of results for the full year.
Revenue Recognition
The interests in the properties acquired from CPA®:12, except for two properties which are vacant, are leased to others on a net lease basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. Substantially all of the Company’s leases provide for either scheduled rent increases, periodic rent increases based on formulas indexed to increases in the Consumer Price Index or sales overrides. Rents from sales overrides (percentage rents) are recognized as reported by the lessees, that is, after the level of sales requiring a rental payment to the Company is reached. The properties also recognize revenue for late fees and reimbursable costs that are included in other revenue as earned.

W. P. CAREY & CO. LLC
NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES (Continued)
(in thousands)
The leases are accounted for under either the direct financing or operating methods. These methods are described below:
Direct financing method — Leases accounted for under the direct financing method are recorded at their net investment. Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company’s net investment in the lease.
Operating method — Real estate is recorded at cost less accumulated depreciation; minimum rental revenue is recognized on a straight-line basis over the term of the related leases and expenses (including depreciation) are charged to operations as incurred.
As a result of a lease restructuring, the Chattanooga, Tennessee property was reclassified from a direct finance lease to an operating lease in October 2004. The results of this property for the years ended December 31, 2005, 2004 and 2003 have been included in the combined statements of revenues and certain expenses.
Foreign Currency Translation
For operations in France that prepare financial statements in the Euro, results of operations are translated to the U.S. dollar using the average exchange rate during the applicable period as follows:

Period	Euro
Nine months ended September 30, 2006	$1.24498
Nine months ended September 30, 2005	1.26417
Year ended December 31, 2005	1.24539
Year ended December 31, 2004	1.24386
Year ended December 31, 2003	1.13208
Property Expenses
Property expenses principally consist of property-level specific costs including reimbursable tenant costs, professional fees, insurance, repairs and maintenance and real estate taxes.
Use of Estimates
The preparation of these statements using the accrual method of accounting requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates.
NOTE 2. Revenues
Revenue is principally obtained from tenant rentals on a net lease basis whereby the tenant is responsible for substantially all operating expenses relating to the property including real estate taxes, insurance and maintenance and repairs. The leases have remaining current lease terms that expire between January 2010 and June 2013. The leases may also provide for extension options, generally at then-prevailing market rates. For the purpose of these statements, rental revenues include lease revenues from leases classified as operating leases and interest income from direct financing leases.

Scheduled future minimum rents, exclusive of renewals, contingent rentals and expenses paid by tenants and future CPI-based increases, under non-cancelable operating leases are approximately as follows:

		Equity Investments
Year ending December 31,	Consolidated Properties	in Real Estate (a)
2007	$5,952	$24,005
2008	5,952	24,033
2009	5,989	23,724
2010	5,474	20,075
2011	2,653	17,103
Thereafter	4,678	2,159

(a)	The Company will only be entitled to a pro rata share of these revenues based upon its percentage holding of equity in each of the ventures.